Exhibit 99.1
Final Transcript —
Conference Call Transcript EMC — EMC Acquires RSA Security Event Date/Time: Jun. 29. 2006 / 5:30PM ET

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
CORPORATE PARTICIPANTS
Tony Takazawa
EMC — VP Global Investor Relations
Joe Tucci
EMC — Chairman, President, and CEO
Dennis Hoffman
EMC — VP Information Security
Art Coviello
RSA Security — President and CEO
Bill Teuber
EMC — Vice Chairman and CFO
CONFERENCE CALL PARTICIPANTS
Keith Bachman
Banc of America — Analyst
Aaron Rakers
A.G. Edwards — Analyst
Kevin Hunt
Thomas Weisel — Analyst
Brian Freed
Morgan Keegan — Analyst
Rebecca Runkle
Morgan Stanley — Analyst
Ben Reitzes
UBS — Analyst
Andrew Neff
Bear Stearns — Analyst
Frank Timms
Robert W. Baird — Analyst
Chris Whitmore
Deutsche Bank — Analyst
Erita Clemon
Lehman Brothers — Analyst
Brent Bracelin
Pacific Crest Securities — Analyst
PRESENTATION
Operator
Welcome and thank you for standing by. At this time all participants are in a listen-only mode until the question-and-answer period. [OPERATOR INSTRUCTIONS] I would like to introduce the host for today’s conference, Mr. Tony Takazawa, Vice President of Global Investor Relations. Sir, you may begin.
Tony Takazawa - EMC — VP Global Investor Relations

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
Thank you, Jennifer, good afternoon. Welcome to today’s call to discuss EMC’s recently announced acquisition of RSA Security. On today’s call we have Joe Tucci, EMC’s Chairman, President, and CEO to discuss the strategic rationale behind this transaction. Following Joe, Dennis Hoffman, EMC’s Vice President of Information Security will provide a bit more detail around EMC’s view of information security and the benefits this transaction will bring to customers.
We will then be joined by Art Coviello, President and CEO of RSA Security. Art will discuss the strategic rationale from an RSA perspective. Finally, Bill Teuber, EMC’s Vice Chairman and CFO, will then provide you with the financial details of the transaction. After the prepared remarks, we will open up the lines to take your questions. We will be making references to our slides today, so we encourage you to view them on EMC’s website at www.emc.com/announcement. An archive of the audio and slide presentation will also be available following the call.
Finally, I do want to note that the call this morning will contain forward-looking statements and information concerning factor that could cause actual results to differ can be found in EMC’s filings with the U.S. Securities and Exchange Commission.
With that, it is now pleasure to introduce Joe Tucci. Joe?
Joe Tucci - EMC — Chairman, President, and CEO
Thanks, Tony, and welcome and thank all of you for joining us on today’s call. It’s an exciting day for us, and I’d like to first officially welcome RSA. We are incredibly pleased to have announced this integration with RSA, and we think it’s going to be a tremendous asset to EMC, going forward.
Let me put this in a little perspective for you — over the last several meetings we’ve had with analysts and investors and, most notably, I’m pointing to our Analyst Day this past June 7th in New York City, we talked about EMC’s evolution from a storage company to a storage and information management company, to where we’re classifying ourselves today as an information infrastructure company. And, indeed, the vast majority of this transformation from a storage company to an information infrastructure company actually happened over the last three years.
We talked about EMC’s stack of technology and focused on our information lifecycle management offerings of hardware and software starting with our tiered storage, our protection software that goes from backup and tape to more efficient and effective disk backup and disk replication. We talked about how we have data mobility storage and how storage virtualization, our Invista product was going to revolutionize that layer of information software. We talked about our leadership position in archiving software and how we’re going to unify that with a common archive and retrieval system.
We talked about how most of information, more than 70%, is unstructured and how that’s being managed with our content management software; putting this information into repositories and then making sure we manage that properly with checkin/checkout version control and digital rights management, et cetera.
And then, of course, we talked about the coming, which we’ll have at the end of this year, our intelligent information management software layer, which will feature data classification; we’ll build out a metadata engine and around that we’ll be able to set and automate management policies around this information. We talked about how to manage the information lifecycle management stack in conjunction with other assets in your infrastructure, what we were doing in resource management; we talked about how virtualization was basically game-changing and wrapping that around with services is how we have now categorized our information infrastructure strategy.
We talked about how the EMC storage business is strong and growing; we talked about our plan over the next several years to sustain double-digit growth, and we talked about EMC’s goal to grow five businesses — five business areas into the $1 billion mark over the next several years. I mentioned these business areas were VMware infrastructure, which, obviously, would have VMware as a foundation. I’ve talked about content management, which would actually have Documentum and Captiva and several other acquisitions as the foundation. We talked about resource management being one of those $1 billion goals, which would have Smarts and the SRM Control Center family as a base foundation. We talked about storage virtualization being another one of these $1 billion opportunities for us with Invista and Rainfinity as the foundation. We also talked about our goal for information security and, of course, at that time the EMC, I was honest, had a small amount of revenue in that space and, of course, now as we talk through this, you can see how with RSA Security joining the EMC family, we will have the opportunity to grow that fact on a kind of a little bit of a pro forma basis, so to speak. We would expect this business in 2007 to start out at about a $500 million run rate, which would be the RSA business plus growth plus some of the EMC pieces that we also have in the security area.

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Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
So you can see, we are well underway. All these businesses are at least $500 million in size, larger, they are growing at substantial double-digit rates and, hopefully, you can see now, as the strategy is fleshed out, we have this opportunity of building these five new $1 billion businesses more relevant than ever.
When you think of security of information, we have mentioned many times that as you look at IT surveys done by almost every single surveyor out there, security always makes the top of the list. As a matter of fact, security and storage usually dominate the top of this list and, again, being — having a strong position in both of those, we think will bode well for us in the future.
I want to talk about — we talked about acquisitions in the past, and I’ve always said we have a disciplined, focused, acquisition strategy. I’ve categorized our strategy as a bit of a string of pearls. These are, as you see, from a 2006 size, the expectation from the market is that RSA would be about $375 million in size. It is a leader in what it does, and I think you can see that’s a continuation of my pledge that I’d rather do something larger, a merger of equal is totally game-changing to continue to move our strategy forward with a very disciplined string-of-pearls approach. You know that we’re kind of famous for detailed plans on exactly how we’re going to bring whoever we acquire into the EMC family and make sure we maintain the talent that we bring in and make sure that we create the leverage to this.
I’ve also told you that EMC, if we pull off the two strategies I talked about earlier — one, of continuing to grow our core storage business in double digits as well as build these five new $1 billion businesses over the next several years — that would mean over the next several years we’d have a growth rate in the mid-teens. I also said it was my kind of druthers and certainly my drive to buy a business that was growing faster than the mid-teens. And, if you look at RSA as according to some of the analysts out there, even a stand-alone, the expectation is to have a CAGR over the next three years of over 20%, and we absolutely believe that inside the EMC family with the leverage we create and talk to you about today, that will go up from there.
Obviously, any acquisition we do — we need to have strategic to be core to our storage and our information infrastructure focus, and here, to me, the mandate is clear by our customers and the technology itself. We need to make sure that the information itself is protected; we need to make sure it can be encrypted; we need to be able to encrypt the rest in flight, online, on disk, on tape, across networks — in other words, wherever digital information lives. We need to do that. We need centralized key management software, and we have to provide identity management and control and authorize access to that information. These are the things that RSA brings to EMC.
In short, we fundamentally and deeply believe that the technology company that seamlessly integrates information storage with information management, with information protection, with information security, and centrally manages and orchestrates this information infrastructure will be a huge winner in the technology marketplace, and the technology that’s going to do that is EMC. EMC is where information lives and tomorrow you will see that it will be where information lives securely. With that, let me hand it over to Dennis Hoffman, and he’ll put a little more meat on the bones and then, of course, I hope Art puts a little more meat on the bones after that, and then Bill will talk about some of the financing aspects. Dennis?
Dennis Hoffman - EMC — VP Information Security
Thanks, Joe. The simple truth of information security is that no one really thinks their data is safe. The focus and the threat has clearly shifted, and the financial legal implications of data loss and data theft are enormous.
The reasons are twofold. First, today’s information security solutions are insufficient to address this shifting threat. They protect resources like networks, servers, and laptops. They protect proxies for information not the information itself, and they attempt to establish perimeters.
Second, information lives, and it moves. It’s in constant motion through its lifecycle, whether that’s in the form of an e-mail, a backup tape, or a laptop walking out the door every night. In short, information leaves the perimeter, and when it does it leaves its security behind.
So the approach to securing information needs to change fundamentally. It’s clear that information security is becoming an information management problem. It’s changing from network-focused and perimeter-centric to data-focused and information-centric, and organizations of all sizes are realizing they simply can’t secure what they don’t manage.
The strategy, which we’ve previously articulated, is aimed at addressing this very challenge, comprised of four integrated elements. First, assessing the security of information; second, securing the information infrastructure that holds it; third, moving beyond the security of the infrastructure to actually, more directly protecting the confidentiality and integrity of data itself.

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Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
And, finally, closing the loop on this process by assuring policy compliance in a way that doesn’t kill organizations with regulation compliance.
The foundation of this strategy is securing the information infrastructure and protecting the data. To secure the information, you have to secure the data itself, you must secure the user’s access to it. That requires authentication, authorization, and encryption seamlessly integrated with the infrastructure that stores and manages the information.
Every interaction, transaction, or communication starts with a trusted identity or all the rest of the security measures are wasted and all information is ultimately stored and managed over its lifecycle, or its value is diminished drastically. That’s why EMC and RSA are coming together. To tell you more about that, I’d like to introduce Art Coviello, President and CEO, RSA Security. Art?
Art Coviello - RSA Security — President and CEO
Thanks, Dennis. First, I’d like to say on behalf of all RSA employees that we’re thrilled to become part of EMC. We’ll be able to fulfill our vision of protecting online identities and digital assets while leveraging the financial strength of EMC but, more important, EMC’s solution and expertise information lifecycle management.
You know, security has evolved as an independent industry because security was not designed in as IT infrastructure and the Internet were developed. It has become increasingly clear to us due to the changing nature of security threats as well as the evolution of the Web and ubiquitous access to information that security has to be part of the information infrastructure. The combination of EMC and RSA will be of tremendous value to our joint customers because, together, we are the only company with the people, technology, and solutions to be able to achieve this vision.
I’m enormously proud of our record of innovation and accomplishments over our 20-year history. Our record annual revenue of $310 million in ‘05 was followed in Q1 of ‘06 with a 30% year-over-year growth in orders netting better than 20% growth in revenue.
Picking up on Dennis’s comments — securing information is about managing the relationship between people and data. Managing access to data, the people side, requires that we authenticate users, establish and manage their identity, authorize what they can and can’t do, and maintain a record of what they have done — audit. In addition, we need to secure data wherever it resides as it moves throughout its lifecycle. To do this, we need to encrypt the data and manage the encryption keys used to encrypt that data. RSA provides the technology to meet both of these needs and support the core parts of EMC’s information-centric security strategy.
How do we accomplish this? In short, we bring the industry’s leading solutions for enterprise security, consumer protection, and data protection. I am now going to take you briefly through each of those solution groups beginning with enterprise solutions. Our enterprise solutions focus on protecting and leveraging trusted identities. In this day and age, as Dennis mentioned, a digital identity is the starting point for communication, interaction, and transactions that take place electronically. RSA’s focus is in making sure that all those digital identities can be trusted. RSA’s Secure ID is the industry-leading one-time password authentication in multiple form factors including tokens, USB devices as well as capability on PDAs and cell phones offering organizations and their users a wide range of options depending on the level of convenience and security desired. Our RSA Secure ID solutions ensure the authenticity of the users as they access data and take part in transactions. On the back end, we offer truly differentiated authentication management that can support large-scale deployments across organizations of any size.
But what value does a trust identity have in isolation? Absolutely none. It needs to interact with the world around it. It needs to access corporate data; it needs to get e-mail; it needs to transact online; it needs to be leveraged or, better yet, the identity needs to be empowered to do useful things and here we have a broad range of solutions for our customers including our access manager to enable single sign-on and access management for Web apps, RSA sign-on manager for single sign-on within the enterprise, and RSA federated identity manager for across domain, single sign-on in the form of Identity Federation.
There are obvious synergies with EMC in this area. Quite simply, RSA is able to offer EMC customers the ability to ensure that only authorized users gain access to corporate information, and RSA solutions can make access to this information even easier without compromising security.
In addition to our enterprise solutions, we offer the industry’s leading authentication solutions for consumer-facing companies to protect online transactions and the identities of the people behind those transactions. These RSA consumer solutions guard against identity fraud and theft, phishing, spam attacks by online fraudsters, sophisticated pharming scams and malware, and eroding consumer confidence that results from these online crimes. RSA offers flexible, layered authentication solutions to address varying needs of the consumer market including risk-based site-to-user and one-time password authentication.

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Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
In addition, we have an extensive fraud-monitoring network. Our fraud network is a single repository of fraud patterns that are identified during processing online transactions at 50 of the world’s largest financial institutions as well as thousands of smaller ones worldwide. When we spot a fraud attempt, we share the identity of the fraudster across the network thereby preventing cyber criminals from launching the same attack against other businesses. Under EMC, RSA will continue to build and invest in this business as both companies believe that the protection of online consumer identity is a burgeoning business that is just beginning to take off.
Finally, our RSA data protection solutions are designed to provide a robust framework for protecting an organization’s sensitive data anyplace where data resides, whether it is at rest or in transit. Historically, our data protection solutions have supported traditional commercial software providers as well as embedded security for brand-name hardware providers, and this continues to be a growing business. Additionally, we are increasingly supporting the enterprise data protection needs of some of the largest companies in the world. According to Gartner Group, protecting consumer data is much less expensive than dealing with a security breach in which records are exposed and potentially misused.
In addition to protecting data through encryption, customers need to be able to manage the keys, which is arguably the hardest part. At RSA we have the industry’s leading key management solutions. So EMC and RSA Security are a natural team to lead the industry in data protection solutions as well. Together, we can enable customers to take a more proactive stance on protecting their information assets and, at the same time, provide them with what they need to comply with the recent regional and vertical mandates such as the U.S., state, breach notification laws, the European Union’s Data Privacy Directive; Japan’s Personal Information Protection Act, and the payment card industry standard.
To summarize, it’s time security becomes an integrated part of the information infrastructure. EMC and RSA are the companies best-positioned to accomplish this. Bill?
Bill Teuber - EMC — Vice Chairman and CFO
Thanks, Art. I’ll be walking through a brief summary of the transaction details, our financial expectations, and the organizational structure of EMC’s new information security division.
First, the transaction summary. It will be an all cash transaction. The current enterprise value of the deal, which is net of RSA’s cash of $230 million is slightly less than $2.1 billion, or $28 a share. Pending the appropriate approvals, we expect this transaction to close late Q3 or early of Q4 2006.
Turning to our financial expectations, 2007, on a GAAP basis, we anticipate the RSA acquisition to be dilutive to EMC’s earnings per share by $0.03. This is primarily due to the foregone interest income on EMC cash, which we’ll use to complete the acquisition. We are taking some of the cash we have on our balance sheet and investing it in the business to drive much greater long-term returns for EMC.
On a non-GAAP basis, excluding intangible amortization and stock option expense, the RSA acquisition will be neutral to earnings. In 2008 we anticipate the acquisition to be neutral to GAAP EPS and accretive by $0.03 per share on a non-GAAP basis.
Once the acquisition is finalized, RSA will operate as EMC’s new Information Security Division. Art Coviello will become and Executive Vice President of EMC and the President of the Information Security Division.
Going forward, any future security activities and acquisitions will become part of this Information Security Division.
Now I’m going to turn the call over to Tony to answer Q&A.
Tony Takazawa - EMC — VP Global Investor Relations
Thanks, Bill. Before we open up the lines for your questions, I’d ask you to limit yourself to one question including clarification. There are a lot of callers on the line including investors and analysts covering each of our companies. We want to be able to answer as many questions as possible from as many stakeholders as possible. Thank you all for your cooperation in this matter. Jennifer, can we please open up the lines for questions?
QUESTION AND ANSWER

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Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
Operator
Thank you, sir. [OPERATOR INSTRUCTIONS] Keith Bachman, Banc of America.
Keith Bachman - Banc of America — Analyst
The words don’t seem to match what is suggested by the economics, and I’m not sure how investors can conclude this is a good deal for EMC. You’re taking on additional risk by buying a company and their assets. You’re getting — if I use the higher level, it’s neutral in ‘07 and accretive in ‘08 by a cumulative $0.03. If you took that same [TAS] that you’re using to buy back stock, you’d add $0.06, roughly, per year. How is this a good deal for EMC shareholders? The economic realities don’t seem to match in any way the strategy that you’ve outlined.
Joe Tucci - EMC — Chairman, President, and CEO
Well, Keith, first of all, we’re going to do both, right? We are still committed, and I think when you see, as we announced the amount of buyback we’ve done, to date, I think you’ll be pleased. So we’re going to definitely continue to step up and very committed to buying back our shares.
Secondly, we are absolutely convinced that to propel our business into the future and grow, and which would say that if we do this right, I absolutely, positively believe there is upside. But the way information, as I said before, is stored and to integrate protection around that, security around that, is going to be a mandatory, and if you can’t do this, your core business will fall off, and to do it right and have a stock that’s a lot more powerful, more valuable than our competitors, it’s us that will benefit, and their little pieces or slices of technology that will fall off faster.
So all that is kind of upside. So the whole name of the game here how do you build continued value for the long shot? So what we’re basically saying at this juncture, since, you know, there’s still a lot of work to do is let’s come in at a what we believe is a conservative case, but as we operate, I think that’s how we’re going to do it, and we still have plenty of cash flow, plenty of financing capability, to make sure that the buybacks get stepped up. So it wasn’t once or no. This was a missing piece in an information infrastructure puzzle, and right now we’re focusing. I assure you, we’re not in or out. We don’t have anything else of size in our sights. There will be, obviously, some little tuck-in acquisitions, put a little bit of technology here and there, but this is something, if we do right, we can distance ourselves. And individual competitive products are not going to win. You need a stock of technology, and the companies that filled out these solid technology stocks are going to be the big winner, and that is the potential, and so the one answer would be and to your point — all of that opportunity, if we do this correctly, is not built into the models yet.
Tony Takazawa - EMC — VP Global Investor Relations
Next question, please.
Operator
Aaron Rakers, A.G. Edwards.
Aaron Rakers - A.G. Edwards — Analyst
Just to build on Keith’s comments there, you know, looking at the financials or the valuation of the acquisition, I just want to get a better understanding of the meaningful premium paid for RSA. It looks like about five times estimated revenues, looking out into calendar 2007 — definitely at the high end, if not above the high end of the range that the company’s traded at over the last year. I just want to — was there a bidding war here that, you know, why such a hefty premium on this name and why at this point?
Joe Tucci - EMC — Chairman, President, and CEO

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Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
This piece — this company and this space is incredibly hot. I pointed out, and those of you that could see the slides — I showed you the pick list on CIO’s minds of where they’re going to spend money. As you could see, this kind of technology is at the top and I think, of course, this technology integrated would be at the top top. So integrate into our information infrastructure stock. So obviously there are other companies that noticed this, and to answer your question directly, as I usually do, yes, this was a very competitive situation.
Tony Takazawa - EMC — VP Global Investor Relations
Question please?
Unidentified Participant
Yes, EMC is doing an acquisition.
Joe Tucci - EMC — Chairman, President, and CEO
What?
Operator
Kevin Hunt, Thomas Weisel.
Kevin Hunt - Thomas Weisel — Analyst
I just want to clarify a couple of things that you had said at your Analyst Day a few weeks ago. First of all, you said the main focus for the company would be on smaller acquisitions. You said you wouldn’t do anything above $300 million. Now three weeks later you’re doing something well over $300 million for a seemingly very high price. So the first thing I want to have clarified is what’s changed, I guess, in three weeks on that.
Secondly, in terms of the strategy, the outline on security, you indicated it would be security added in at the various layers of EMC’s existing technology. Maybe we just don’t know about RSA, but it seems like most of what they do is really in now way integrating with any of EMC’s technology. So maybe you could help clarify those two things.
Joe Tucci - EMC — Chairman, President, and CEO
First of all, Kevin, I think that’s not what I said, I mean, I know that’s not what I said. What I pointed out, as I said, I wasn’t going to do something the merger of equals, game-changing. I said that in the past, and I prefer “string of pearls.” I said that in the past the biggest acquisition that EMC did was — in revenue terms, was Legato at $315 million in the year we bought it, that was their revenue. So I said at that time we did that, our revenues were approximately $6 billion. So at $6 billion we bought a $300 million company. I said now as an $11 billion company, I said, I certainly believe that — I still want to do something that is not massive in size. I said certainly you could expect this. I hardly think that 375 jumped from 315 when are revenues are up 80% from the time we did Legato is going — changing my word or the reality or the specificity of my word at all, okay?
The other thing is the answer here is some and some, right, in terms of this, and I want to turn it over to Art in a second, but what we’re doing on the authentication side and the encryption side, for instance, are directly integrations and, of course, the identity management is a bit of a tag on that when you think of businesses we have in content management and e-room and repository — I mean — there’s a lot of connectivity right there, but, Art, you can do this better than I can.
Art Coviello - RSA Security — President and CEO
Yeah, no, I think there’s a tremendous amount of value. The fact of the matter is, the nature of threats on the Internet and against companies have evolved to direct attacks on data, whether that’s identity data, intellectual property, or other information that is designed to achieve some type of

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Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
criminal gain. That means the market is headed our way, because we have the best answer against those types of threats. And because these are attacks on data, it’s critically important that where the information lives is tied closely to the security, and that’s what this combination will do.
You need to secure information itself as well as secure access to the information. You can only do that through authentication and access control and encryption, and those are the technologies and solutions that we bring to EMC.
Tony Takazawa - EMC — VP Global Investor Relations
Next question, please.
Operator
Brian Freed, Morgan Keegan.
Brian Freed - Morgan Keegan — Analyst
Your detractors are going to say that you made a big acquisition to very weak underlying trends in your core business. Can you talk about trends in your core business and what you see there? And also can you talk a little bit about the DOJ options — timing and how you’ve hedged that in your acquisition?
Joe Tucci - EMC — Chairman, President, and CEO
Sure. I don’t know, Brian, I mean, we’ve been very specific on what we wanted to do with the information infrastructure. We’ve been very specific that tiered storage is important and how strong we are there. We were very specific that protection is and how we’re the leader there and how important that is. Data mobility software — how storage virtualization would [unintelligible] and Rainfinity is going to revolutionize that. What we’re doing in archiving and content management and what we will do by the end of the year in information management software. We talked about how the management of resources, instead of domain by domain but more collectively was powerful for us and, of course, what we’re doing in virtualization is unparalleled. Basically everything we do has to embed in it a significant piece of information security.
We basically said, and I continue to say the core business will grow in double digits for the long term. So there is nothing here that’s trying to protect the core business. What we’re trying to do is create an information technology stock, which is somewhat expensive but is much more deep and collective. I really believe that, say, just take the storage part of your business — if you can’t have these options for encrypting, so some companies are going to want to encrypt only when it, say, goes to tape, and they’re going to wheel it out to Iron Mountain or something. Some companies are going to want encrypted data itself right on the drives, and you can do that with appliances, you can do that — we could do that with directors right on the storage, we could do that with software — all these techniques are going to happen, and all these techniques are going to be necessary and doable and, again, you need technology, and we think the best encryption technology in the industry is with RSA. To do that is really difficult, really difficult to do centralized key management.
Again, we believe the best key management on the planet is us. So if we can do that in combination and just pick our storage business, that should — which is the thing we don’t have built in here, right, and that’s the opportunity for the future. If I’m right, and I believe I’m right, this will also not only give us the growing RSA business, which we’re showing you here, and how that impacts our P&L but it should make our storage business, at the expense of others, grow faster, and I could give you the same thing what’s going to happen in protection and data mobility and everything we’re doing with content management and resource management and other areas of our technology stock. So it’s all about getting stronger, grading your own technology stock and distancing yourself from the competitors that play maybe stronger or only on one line. Art, do you want to add to that?
Art Coviello - RSA Security — President and CEO
I think that, again, if you’re going to have the kind of value stack that you’re talking about, you’re going to need to have a tremendous component not just of encryption and key management but access control. Access control is critical in our own key management solutions; it will be critical in things like content management. So there’s tremendous leverage not only from the encryption side of our business but the access control. And at the front end of access control is making sure that you identify whoever it is in the first place that’s getting access to the information.

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
Joe Tucci - EMC — Chairman, President, and CEO
Tell me if I’m wrong — you were asking about the last part, and you kind of asked it nicely and in code, but let’s talk prose here. You wanted to know about the — inquire about the stock option expensing on our side, was that what you were getting at?
Hello? Let’s assume that’s right so maybe —
Art Coviello - RSA Security — President and CEO
I’ll take that, Joe. So, first of all, we have an SEC inquiry and a DOJ subpoena essentially looking for the same level of information. So right now it’s an inquiry and a request for information. I’m comfortable that we’ve always had strong corporate governance practices. We’ve applied them consistently, we’ve strengthened them over the years in conjunction with evolution of law and standards, but I can also tell you that this has not been the least of a management distraction to us, and we’re complying fully with the investigation.
Bill Teuber - EMC — Vice Chairman and CFO
This is Bill. Obviously, we looked at this issue and feel comfortable with RSA’s response. Next question, please.
Operator
Rebecca Runkle, Morgan Stanley.
Rebecca Runkle - Morgan Stanley — Analyst
Joe, if you could address what you consider the biggest holes in the security platform are, post the RSA acquisition, and then, secondly, just clarify whether or not the deal requires shareholder approval.
Joe Tucci - EMC — Chairman, President, and CEO
It would obviously — it’s going to require shareholder approval on the RSA side, for sure, and I don’t believe —
Rebecca Runkle - Morgan Stanley — Analyst
But not EMC?
Joe Tucci - EMC — Chairman, President, and CEO
Not on the EMC side, on the RSA side.
Bill Teuber - EMC — Vice Chairman and CFO
The biggest holes post that — I mean, I think we’ve got a pretty complete story. There are elements of the strategy we have yet to execute on, but as I mentioned in my comments that the foundation of the strategy was enhancing the security of the information infrastructure that we sell today, and RSA helps us dramatically across the board with their offering there. And in better protecting data directly, and we’ve talked at some length about encryption and key management, the one area that we didn’t talk about was the EMC common security platform. Underlying the business unit mandate here at EMC to build — to maximize the inherent security, the products we sell in compliance with a product security policy, we have built, underlying that, a common security platform, which is a single, unified platform to deliver fundamentally a consistent set of security services around authentication, authorization, encryption, and so on.

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
RSA’s identity management system, or IMS, effort to unify their products on a common architecture will significantly accelerate our ability to do that, and that’s another area of integration for us. So with the exception, as Joe mentioned, a couple of developments and possibly a tuck-in here or there, we feel like our strategy is pretty well moving at this point.
Tony Takazawa - EMC — VP Global Investor Relations
Next question, please.
Operator
Ben Reitzes, UBS.
Ben Reitzes - UBS — Analyst
I want to expand on a question asked earlier. There’s obviously significant concerns in the marketplace about Legato execution in Asia Pacific, even the strength of your new Clarion cycle, and decelerating revenue growth. So now, tomorrow, we are going to be talking about a new deal, a whole new direction, really, even though you’ve talked about it before. I just want to hear again that you feel confident in your underlying core business, Joe, that we’re not going to be surprised by anything short term and long term, and that we should assume that you have the ability to make this deal — integrate this deal, another deal, seamlessly and go in this direction, create another direction for EMC with everything — you feel good about where you are?
Joe Tucci - EMC — Chairman, President, and CEO
Let me just take one part of your question, which is near term. It sounds like you’re asking us to talk about the quarter. I’m not going to talk about the quarter. As a matter of fact, policy, during the quiet period, not to talk about the quarter, but please join us on July 20th, and we’ll fill you in.
I do feel that our business is on a good track. We said that last time we got together for our earnings call that we had a couple of areas — uncharacteristically, we didn’t execute well on. We told you the fixes. Some of those fixes are short term; none of those fixes are long term. Some of those fixes might take us beyond one quarter, but we have all those actions in place, and I do believe that we can very seamlessly and quickly do what we want to do and integrate the RSA family into EMC products, and I really don’t — again, I’ve got to take exception to this — this is not a totally new [indiscernible] direction. This is — the vast majority of this is going to be right down the line of what we do, and I think this whole thing is about leverage.
The access to the corporate customers in banking and telcos, other financial services, institutions like life and property and casualty insurance companies — I mean, these are places where we have great footprints. All these are going to be big, big opportunities for the ID management businesses. And creating this leverage, I mean, I think there is a ton, a ton, of opportunity here for us to create even more upside leverage. So, obviously, we’re going to go after the cost side of this with a vengeance, and most of our cost side is in what you might call infrastructure and back office functions, you know, on the sales development. Those are all opportunities for us to create top-line leverage, and that’s exactly what we want to do.
The most important one — most important point is customers are going beyond asking us, they are demanding we do this. And they want the security built in not continually bolted on. It’s driving them crazy, and that’s what’s motivating us to do this. You can’t take this year or two months’ view of this business. I mean, point blank, I mean, I’ve got to tell you, you will be very pleased, I’m sure, as we report the level of stock purchases, EMC stock purchases that we’ve done this quarter. I think you’ll be pleased with how we’re going to continue that in the future and, I’ve got to tell you, I love our stock at this place, and you’re going to see we have enough capital bandwidth and cash flow generation in this company to do both things — to set ourselves up for the future and make sure that we cut back those numbers of shares outstanding and drive those EPS points back up. And Bill and I and others have, as you know, have based our future compensation on being able to do that, and we will do that.
Art Coviello - RSA Security — President and CEO

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
I can confirm what Joe said about the leverage. You know, we’ve always done a good job at the chief security officer level, but increasingly, again because of the nature of the threats and because of our expanding product and solutions portfolio, we’ve been becoming more and more strategic to enterprises.
As a result of that, we have a requirement more and more to call at the CIO level, to be able to have our sales team leverage the EMC major accounts team is an opportunity that I know our field is going to relish, and we’re really looking forward to that.
Joe Tucci - EMC — Chairman, President, and CEO
Without trying to be defensive, you picked out a few points that were less than robust last quarter. We have a broad portfolio of products, okay? And we show you basically how we do in that portfolio. As you know, with a portfolio, you have ups and downs, but people get way too focused on some of the downs and not focused at all in the areas that we really had core strength. You didn’t mention SIM, you didn’t mention content management, you didn’t mention VMware, you didn’t mention how did in Smarts. We have a great deal of things going well for us. At the same time, you run into bumps in the road every once in a while, and that’s not unusual in any business. We just happened to show you where the bumps in the road are, and we’re working hard to fix them.
Tony Takazawa - EMC — VP Global Investor Relations
Next question, please.
Operator
Andrew Neff, Bear Stearns.
Andrew Neff - Bear Stearns — Analyst
I would just like to understand the approach you take in terms of all cash. I mean, just for RSA, you know, doing an all cash deal, I guess the concern is how do you tie these people into the success of EMC?
Joe Tucci - EMC — Chairman, President, and CEO
Obviously, we have to make sure that we have incentives in place for the good people. Part of the deal that we did is we think — and I’ll let Art comment in a second — that — I can tell you that Art and his team is incredibly excited about being with us. I’ll let Art comment on — I think we’ve put enough and appropriate, and we’re working on this together, to make sure that we create excitement for the future for, a, individuals like to be part of a successful organization. Together, we can create more success. They want to see their products succeed in the marketplace. We think we can accelerate that and I personally think EMC is not getting recognized for what we can do. I mean, we’re saying publicly, and I said it again today, that over the next several years we will and can grow this company in the mid-teens, and we can and will have significant leverage between that growth and the bottom-line growth.
So whenever we get believers there, and that will happen as we perform, there will be at some point a great pop in the stock, and that will make everybody thrilled.
Why don’t you comment, Art?
Art Coviello - RSA Security — President and CEO
I certainly will. I said at the outset that we’re very excited and thrilled about the opportunity, and part of it is the way EMC goes about their acquisitions, the ability to continue to pursue our vision with not only the financial leverage but also the information lifecycle management capability and the strategic entrée that gives us into the enterprise. That’s just going to be a tremendous boon to our sales organization.

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
So there’s significant retention in terms of the stock options that will be assumed. I do have an excited management team. We’re on a roll. We’ve had a hell of a last six months. We know the market’s turning our way, and now we get to take full advantage of it.
And let me be so bold as to suggest, and I think Joe is alluding to it — I think, over time, not just with RSA but the collection of all of the technologies and solutions that EMC has been accumulating, you create more value, you create more strategic value to all of your customers and, as a result, each and every product is strengthened, and I think that’s the leverage, over time, the string-of-pearl strategy is going to deliver to EMC. I think it makes absolute sense.
Tony Takazawa - EMC — VP Global Investor Relations
Next question, please.
Operator
Dan Renouard, Robert W. Baird.
Frank Timms - Robert W. Baird — Analyst
Actually, this is [Frank Timms] for Dan. Just curious, and you can look at the VMware acquisition and by keeping it kind of a separate entity, you’ve seen the success there. I’m just curious whether or not you’d consider doing something like that with the RSA acquisition and your thoughts around bringing it in house versus making it a little bit more separate.
Joe Tucci - EMC — Chairman, President, and CEO
What we’re going to do here is not what we did with VMware. You’ve got to remember, with VMware, as I keep saying, some of our largest and most fierce competitors are some of VMware’s biggest partners. We had the opportunity with VMware to create a new layer of technology in the Hypervisor and advanced storage services around that — software services around that Hypervisor, and, you know, to do that we’re doing something very special, which is working exceedingly well. But all I say, like Documentum, first of all, I would say security is probably the best brand in security. So we’re definitely not going to throw away that brand. It will be EMC’s dedicated, if you will, security business unit. It certainly will have sales capability. It will have a tremendous amount of presales capability. It will have some support capability and, obviously, obviously, development capability. But we’re going to make sure that we leverage aggressively the EMC sales force. We’re going to make sure that we leverage our infrastructure, whether it’s real estate, whether it’s IT, whether it’s back office functions, finance, et cetera, et cetera.
So we are absolutely going to go after — and Art is as passionate about this as I am — we’re going to go after every dime of cost savings there are, and we’ve got some targets on the wall, which we will meet, indeed, and then we have what I think are not as aggressive as we need, and we will fix that over time, but I have long learned that it is better to under-promise and over-deliver, and as we get more comfortable, we will give you, hopefully, those revenue synergies which I think are huge, because we will leverage our massive 7,000-person-plus sales force out there, which are calling on exactly the same customers, because these are banks, which need to buy, say, identity management for customers that use online banking. These are medical companies, which need to secure medical information, and so these sales are going to go together. These are two disparately different people. Even in all our sales now, the chief security officer is getting involved. There’s mandates that we getting for our — so by putting — so this is going to be much more — much, much, much more integrated and really an integral part of our stock, and VMware is going to be — you know, continue to run very arm’s length like we’re doing it. Why? Because it’s working fantastic, but that’s not the plan here. Art, you got —
Art Coviello - RSA Security — President and CEO
It would be crazy not to take advantage of the leverage. And at the risk of being a little bit repetitious, we’re saying that the security protection for the information infrastructure is getting to be a strategic and critical item at the CIO level. And EMC’s strength in similar verticals to ours, whether it’s the telco industry, financial services industry, go on and on, will give us tremendous leverage points and, again, at the risk of repeating a little bit, you know, you don’t win in technology spending all of your money buying back shares. It can be a great thing to do opportunistically if you think your shares are undervalued, but you only win in technology by growing, and I think we’ll be able to add to that growth rate and, again, create more synergy in conjunction with some of the acquisitions that EMC has done.

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
Tony Takazawa - EMC — VP Global Investor Relations
Can we move to the next question, please?
Operator
Chris Whitmore, Deutsche Bank.
Chris Whitmore - Deutsche Bank — Analyst
Two brief questions — first, can you quantify any of the synergy benefits you see from either a top-line standpoint or a cost structure standpoint. And, secondly, can you remind us what your internal IRR or ROI target is for acquisitions, and tell us what needs to happen for this deal to meet that criteria? Thanks.
Joe Tucci - EMC — Chairman, President, and CEO
Chris, from a synergy standpoint we have, obviously, baked in both top line and expense synergies. I’m not going to say what is which but clearly we expect more top-line synergies, and we think we’ll get out of the overall cost base, and we think that there is tremendous top-line synergies here for EMC.
We haven’t disclosed our internal IRR metrics in the past, and we’re not going to do that right now, but we think this is incredibly important and a good acquisition for EMC.
Tony Takazawa - EMC — VP Global Investor Relations
Next question, please.
Operator
Harry Blount, Lehman Brothers.
Erita Clemon - Lehman Brothers — Analyst
Hi, this is [Erita Clemon] for Harry. I just wanted to ask if you could talk a little bit about what you’ll be getting from the acquisition that you wouldn’t from just partnering with RSA.
Joe Tucci - EMC — Chairman, President, and CEO
RSA wasn’t going to be around, that’s what we’re getting.
Tony Takazawa - EMC — VP Global Investor Relations
Okay, next question please.
Joe Tucci - EMC — Chairman, President, and CEO
I’m not being facetious. I mean, if there’s anything that I do wrong that some of you tell me in private is that I’m kind of too blunt and too straight, but that’s kind of the way I was built. And, I’m telling you, this is critical technology, critical, and if you think we’re the only ones that

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
saw that, you’re not listening to me, okay? This was very competitive, and this is not — and then there’s a limited number of places you can get this kind of technology, and not having it would put us at a severe disadvantage and, I assure you, others that might have bought this would not want to share it with us.
Operator
Brent Bracelin, Pacific Crest Securities.
Brent Bracelin - Pacific Crest Securities — Analyst
Hi, Joe, I certainly appreciate you being straightforward here. I know you touched on this before, but I kind of wanted to follow-up and dig a little deeper on the product overlap and then the sales coverage overlap today. More specifically, how often is RSA directly sold or bundled with storage today, if at all? And then, if not bundled, how long do you think it will take to integrate these technologies and sell this through your sales force as an integrated solution?
Joe Tucci - EMC — Chairman, President, and CEO
Let me give that to Art. He’s been getting — from the other side, he sees this better, plus he sees others besides us. And I’ll add a little color after that.
Art Coviello - RSA Security — President and CEO
I think Dennis touched on the common security platform from a technology standpoint. We’ve been developing our identity management system, IMS, now, for two or three years. So we give EMC a substantial leg up. The first iteration of that product should be out the latter part of this year, and that will be our authentication manager. Essentially what the platform does is it enables us to incorporate all of our server products onto one platform with a common user interface, common GUI, common administrative services, and we can leverage that throughout EMC’s product line.
So we’ve got obvious development work to get all of our own products on that. By the way, that will include the key management product as well as our access manager and sign-on manager products. So, certainly, that technology integration that will go on over the next couple of years internally with RSA and then across with EMC’s products. Again, I think there’s more and more of a demand from CIOs to combine technologies to buy from a single vendor, and as the attacks, as I mentioned earlier, continue to evolve to ones that are specifically against data, then the synergy between the two companies will become increasingly apparent.
Brent Bracelin - Pacific Crest Securities — Analyst
Can you just be clear? It sounds like today do you actually bundle the technology with storage or this authentication management product is something that you would, in the future, bundle with storage?
Art Coviello - RSA Security — President and CEO
Well, the initial discussion we had were about potentially OEMing the technology, and I think EMC’s basically just in tune with their own strategy would look at this as the technology they need to own.
Joe Tucci - EMC — Chairman, President, and CEO
If we don’t have centralized key management, if we don’t have strong encryption, if we don’t, you know, a number of our businesses get much closer and provide identity management to the information directly. We will put ourselves in a [troubled] position. Having the best technology, we can put ourselves in a market advantage, because we don’t believe anybody is going to beat us to the punch here, if we do this properly. And this is what you need to monitor — how are we doing on this? If we do this properly, which is what our challenge is, and integrate this quickly and properly and get the leverage out of our sales force, it’s going to be a phenomenal story, and that’s the upside leverage that’s not built in.

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Final Transcript
Jun. 29. 2006 / 5:30PM ET, EMC — EMC Acquires RSA Security
You know, remember, and it was kind of touched on before, and we talked about it at Analyst Day, those of you that were there, and I think most everybody on the phone here was, you know, that we — and there’s pluses and minuses thrown around about it, and we said from the stage that we put — our board put a three-year EPS goal in front of us for our compensation, and there was debate whether that was — EPS was good or not. Obviously, when we do something like this on the short term we’re hurting ourselves, right? The best thing I could have done is just do a bunch of buybacks and really play it. But what we’re doing is, we’re putting this company in the right spot for the long haul, obviously doing this right, there is opportunity to make these results significantly better and have a much longer and much more powerful, competitive company out there.
So, again, we are acting in the best — I believe, since I am a big shareholder, and I have a lot at stake, I am acting in the best interest of the shareholders in doing this because we think this is going to really make us competitive. And, if you think about it, right, we started out this year with 7.4 billion in cash, no debt. They used 2 billion of cash for this. That leaves us with 7.4, but we’re going to generate about 2 billion this year. So we’re kind of back where we were in the beginning, very committed to being a buyback. It gives us a lot more firepower to do additional buybacks, and we haven’t even touched — haven’t even touched the financing opportunities to do more.
So basically we’re going to play all these things together to continue to drive EPS because I want to make sure that we do both. So I want to position the company properly and drive EPS, and I’ve got two shots on goal here with RSA — one is to get that leverage on the top line, make sure those we get those synergies quickly, get that leverage on the top line, and I’ve achieved what we’re showing you here today and, number two, is obviously if we continue to have non-believers, you know, they just continue to go — buy the hell back out of this stock because — and we’ve got plenty of financial leverage to do it. So I didn’t see, like, this is a trade-off. And, again, I’m exactly where you want me to be for my motives. I am doing the best thing for this company’s shareholders.
Great. I think we’ve said enough. I really appreciate it. I’m sure there’s going to be a lot of interest, and we’ll be around talking to you in groups, and thank you for your interest, and we will not let you down.

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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     RSA plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about EMC, RSA, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by EMC and RSA through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and each company’s other filings with the SEC also may be obtained from the respective companies. Free copies of EMC’s filings may be obtained by directing a request to EMC. You can request this information via the web at www.EMC.com/IR/request or by sending a written request to EMC Investor Relations, EMC Corporation, 176 South Street, Hopkinton, MA 01748. Free copies of RSA’s filings may be obtained by directing a request to Investor Relations at 781-515-6065. In addition, investors and security holders may access copies of the documents filed with the SEC by EMC on EMC’s website at www.EMC.com, and investors and security holders may access copies of the documents filed with the SEC by RSA on RSA’s website at www.RSA.com, when they become available.

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US1DOCS 5730498v1

     RSA, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from RSA’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding RSA’s directors and executive officers is contained in RSA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated May 3, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC. As of February 28, 2006, RSA’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 3,225,265 shares, or 4.3% 1 , of RSA’s common stock. You can obtain free copies of these documents from RSA using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.
     In addition, in connection with the execution of the merger agreement, RSA adopted a deal retention and bonus program for the benefit of various individuals, including executive officers of RSA. Under this program, Art Coviello, RSA’s President and CEO, and Charles Kane, RSA SVP and CFO will be entitled to payments of up to $2,250,000 and $540,000 respectively. A more complete description will be available in the Proxy Statement.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     This transcript contains “forward-looking statements”, including forward-looking statements under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with acquisitions and investments, including the challenges and costs of closing, integration, restructuring and achieving anticipated synergies associated with the acquisition; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in the Buyer’s and RSA’s filings with the U.S. Securities and Exchange Commission. The Buyer and RSA disclaim any obligation to update any such forward-looking statements after the date of this release.
     This transcript contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of the Buyer’s performance, should be considered in addition to, not as a substitute for, or superior to, measures of the Buyer’s financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP financial measures to GAAP is provided in the text of this transcript. the Buyer’s non-GAAP measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how the Buyer defines its non-GAAP financial measures.
     Specifically, intangible amortization and stock option expense is excluded from each non-GAAP financial measure in this release. Management views these items as non-cash expenses that are reported internally as corporate expenses. For purposes of its internal budgets and each reporting segment’s financial goals, the Buyer’s management uses financial statements that do not include such items.
     The Buyer’s management uses these non-GAAP financial measures to gain an understanding of the Buyer’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects. These non-GAAP financial measures are also used by the Buyer’s management in their financial and operating decision-making because management believes they reflect the underlying economics of the Buyer’s ongoing business in a manner that allows meaningful period-to-period comparisons. Such comparisons may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand the Buyer’s business and may, in some cases, be difficult to forecast accurately for future periods. the Buyer’s management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Buyer’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that affect the Buyer’s operations. One material limitation of a non-GAAP financial measure that excludes intangible amortization and stock option expense is that it does not reflect any benefit that such items may confer on the Buyer. Management compensates for this and other limitations by also considering the Buyer’s financial results as determined in accordance with GAAP.

[1]	Numbers from most recent proxy statement and indicate ownership as of February 28, 2006. Does not include 785,123 shares acquired by William Harris, Jr. on April 25, 2006 in connection with RSA’s acquisition of PassMark Security, Inc.